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                                                                    EXHIBIT 5.1




                       [LETTERHEAD OF SULLIVAN & CROMWELL]









                                                                February 8, 2000



Universal Corporation,
1501 North Hamilton Street,
Richmond, VA 23230.

Dear Sirs:

                  In connection with the remaining $100,000,000 principal amount of debt securities of Universal Corporation, a Virginia corporation (the "Company") originally registered under the Securities Act of 1933 (the "Act") on registration statement number 33-65079, as amended (the "Original Registration Statement"), and the related registration under the Act of an additional $20,000,000 principal amount of debt securities (collectively, the "Securities") pursuant to Rule 462(b) of the General Rules and Regulations under the Act (the
"Rule  462(b)   Registration   Statement",   and  together   with  the  Original
Registration
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Universal Corporation                                                        -2-



Statement, the "Registration Statements"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
                  Upon the basis of such examination, we advise you that, in our opinion, when the Rule 462(b) Registration Statement has become effective under the Act and the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to the Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Securities have been duly executed and
authenticated   in  accordance  with  the  Indenture  and  issued  and  sold  as contemplated in the Registration Statements, the Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy,
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Universal Corporation                                                        -3-

insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
                  The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the laws of the Commonwealth of Virginia, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Virginia law, we have relied upon the opinion, dated February 8, 2000, of George C. Freeman, III, Esq., Assistant Secretary of the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of George C. Freeman, III, Esq.
                  Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, an assumption which we have not independently verified.
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Universal Corporation                                                        -4-

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to us under the heading "Validity of the Notes" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
                                                    Very truly yours,

                                                    /s/ Sullivan & Cromwell
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                                                        Sullivan & Cromwell